UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

YELLOW7, INC.
(Exact name of Registrant as specified in its charter)

Texas	333-170578	61-155055
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

104 Hardwicke Lane, Little Elm, Texas 75068	75068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 362-4613

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On January 10, 2013, QED Connect, Inc. (“QED” or “Buyer”) purchased 110,874,240 shares of the common stock of Yellow7, Inc. (the “Company”), representing approximately 59% of the Company’s issued and outstanding stock from, the Company’s directors and officers (Jason Burgess and Jon Burgess, the “Sellers”) for $100,000 and 2,680,000 common shares of QED Connect, Inc. The Buyer’s cash consideration was funded from private investors.  As part of the purchase, the Sellers agreed to resign all employment and directorship positions with the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, M. Thomas Makmann was appointed President, Chief Executive Officer and director of the Company. Mr. Makmann was appointed as a director of the Company pursuant to QED’s purchase and sale agreement with the Sellers.

On January 11, 2013, Jason Burgess resigned as President, Chief Executive Officer and director of the Company. His resignation was not the result of any disagreement with the Company.

On January 11, 2013, Jon Burgess resigned as Chief Financial Officer and director of the Company. His resignation was not the result of any disagreement with the Company.

Mr. Makmann will serve until his successor has been elected at the next annual meeting of the Company's shareholders or until his earlier resignation, removal, or death, and Mr. Makmann has not been appointed to any committees of the Board as the Board does not presently have any committees. Mr. Makmann is 66 years old.

Mr. Makmann is a founder of QED Connect, Inc. and has served as its President, Chief Executive Officer, Secretary and as a director since July 2007.  Mr. Makmann has significant experience with QED Connect, Inc. and previous experiences as President & COO of nStor Technologies Inc. (AMEX); VP & GM of Archive Corporation (NASDAQ); VP-Mobile Storage Products for Maxtor Corporation (NASDAQ); and VP & GM of the Sytron Division of Rexon (AMEX). Mr. Makmann has also been involved with several start-ups companies industries including Internet security; network storage and remote video surveillance. Mr. Makmann’s experience extends from management experience encompassing operations, sales and marketing, and finance and accounting with private and public companies.

Mr. Makmann does not have a written employment agreement or other compensatory agreement with the Company.

The Company has not entered into any transactions with Mr. Makmann described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 2013

Yellow7, Inc. By: /s/ M. Thomas Makmann M. Thomas Makmann Chief Executive Officer